                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             EDELBROCK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             2700 CALIFORNIA STREET
                           TORRANCE, CALIFORNIA 90503

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                NOVEMBER 15, 2000

        The Annual Meeting of Shareholders of Edelbrock Corporation, a Delaware corporation ("Edelbrock" or the "Company"), will be held at the Edelbrock Corporation Distribution Facility located at 510 Madrid Avenue, Torrance, California, at 9:30 a.m., Pacific Standard Time, on November 15, 2000 for the following purposes:

        (1)    To elect eight directors of the Company for the ensuing year.

        (2) To approve the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

        The close of business on October 9, 2000 has been fixed as the record date for determination of those shareholders entitled to vote at the meeting. Only holders of record of shares of Edelbrock Corporation Common Stock on that date will be entitled to vote.

        A list of the shareholders entitled to vote at the meeting may be examined at the Company's principal executive offices, which are located at 2700 California Street, Torrance, California, during the ten-day period preceding the meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

        The Company's Annual Report for its 2000 fiscal year is being mailed to shareholders and accompanies these proxy materials. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not deemed a part of the proxy soliciting material.

                                     By Order of the Board of Directors,



                                     Cathleen Edelbrock-Ford
October 12, 2000                     Vice-President of Advertising/Corporate
                                     Secretary

                              EDELBROCK CORPORATION



                             2700 CALIFORNIA STREET
                           TORRANCE, CALIFORNIA 90503





                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 15, 2000




                               GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Edelbrock Corporation, a Delaware corporation ("Edelbrock" or the "Company"), for use at its Annual Meeting of Shareholders to be held at the Edelbrock Corporation Distribution Facility located at 510 Madrid Avenue, Torrance, California, on Wednesday, November 15, 2000, at 9:30 a.m., and any and all adjournments thereof.

        This Proxy Statement and the related proxy are first being mailed to shareholders commencing on or about October 12, 2000.

        VOTING RIGHTS AND VOTE REQUIRED. Shareholders of record on October 9, 2000, the record date, are entitled to vote at the meeting. On September 18, 2000, 5,077,039 shares of Common Stock were outstanding.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on October 9, 2000 will constitute a quorum. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, for each share of Common Stock held, each shareholder is entitled to cast one vote in favor of a nominee for each of the eight directorships to be filled. On all other matters each shareholder is entitled to cast one vote for each share of Common Stock held. The nominee for each directorship receiving the highest number of votes cast will be elected whether or not such nominee receives the vote of a majority of the shares represented and entitled to vote at the meeting. Ratification of the appointment of Grant Thornton LLP as independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the meeting. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the meeting. However, abstentions are not counted in determining the number of shares voting "FOR" an item of business and, therefore, have the same effect as a vote "AGAINST" a business item. Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the meeting; however, the shares represented thereby are not voted and do not represent a vote either "FOR" or "AGAINST" an item of business.

        Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the meeting, he or she may vote his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the meeting in accordance with the directions specified therein. If no directions are specified, proxies will be voted in favor of each of the proposals and for the nominees for election of directors set forth herein or their respective substitutes and, at the discretion of the proxy holders, on all other matters that may properly come before the Annual Meeting and any adjournment thereof. O. Victor Edelbrock, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, is the trustee of various trusts, which in the aggregate own approximately 51.3% of the outstanding Common Stock. Mr. Edelbrock has advised the Company that such trusts intend to vote for each of the nominees named herein and for the ratification of Grant Thornton LLP as independent auditors. See "Voting Securities and Principal Holders Thereof."

        Management knows of no business to be brought before the meeting other than the matters described in this Proxy Statement. However, if any other matters of which management is not now aware are properly presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote on such matters in accordance with their discretion pursuant to such proxy.

                            BUSINESS TO BE TRANSACTED

1.      ELECTION OF DIRECTORS.

        Eight directors are to be elected at the Annual Meeting. It is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the eight nominees first named below, until the 2001 Annual Meeting. If it is determined prior to the meeting that any nominee will be unable to serve as a director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place of any nominee unable so to serve, unless the Board of Directors reduces the size of the Board of Directors prior to the meeting to eliminate the position of any such nominee. O. Victor Edelbrock, as trustee of various trusts, which in the aggregate own approximately 51.3% of the outstanding Common Stock, has informed the Company that such trusts intend to vote for each of the eight nominees first named below. See "Voting Securities and Principal Holders Thereof."

NAME                                AGE                                POSITION
---------------------------------   ---      ---------------------------------------------------------------
O. Victor Edelbrock..............   64       Chairman, President and Chief Executive Officer
Jeffrey L. Thompson..............   47       Executive Vice-President, Chief Operating Officer and Director
Aristedes T. Feles...............   33       Vice-President of Finance, Chief Financial Officer and Director
Cathleen Edelbrock-Ford..........   40       Vice-President of Advertising, Secretary and Director
Jerry Herbst.....................   62       Director
Alexander Michalowski............   64       Director
Richard M. Wilbur................   64       Director
Timothy D. Pettit................   43       Director

        O. Victor Edelbrock has been Chairman, President and Chief Executive Officer of the Company since 1962. Mr. Edelbrock is the husband of Nancy Edelbrock and the father of Cathleen Edelbrock-Ford.

        Jeffrey L. Thompson has been the Executive Vice-President/General Manager and Chief Operating Officer of the Company since December 1988. He is also a recently retired member of the board of directors of the Specialty Equipment Market Association (SEMA). Mr. Thompson has been a director of the Company since 1994.

        Aristedes T. Feles has been the Vice-President of Finance and Chief Financial Officer since July 1996 and was previously Controller for the Company since 1992. Prior to 1992, Mr. Feles was employed as a senior accountant at BDO Seidman, LLP (since 1989). Mr. Feles is a Certified Public Accountant and has been a director of the Company since July 1996.

        Cathleen Edelbrock-Ford has been Vice-President of Advertising for the Company since 1993 and Secretary since July 1996. Prior to 1993, Ms. Edelbrock-Ford was Director of Advertising (since 1987), and has served in various other capacities with the Company (since 1978). Ms. Edelbrock-Ford has served as director of the Company since 1994. Ms. Edelbrock-Ford is the daughter of O.Victor Edelbrock Jr., and Nancy Edelbrock.

        Jerry Herbst has served as a director of the Company since 1994. Mr. Herbst has owned and served as the Chief Executive Officer of Terrible Herbst, Inc. and Herbst Supply Co., Inc. (gas and autowash service stations) since 1959. Mr. Herbst is also a director of Coast Resorts, Inc. in Las Vegas, Nevada. He has served as a director of Bank of America Nevada (formerly Valley Bank) (since
1977) and a director of Nevada Power Company (since 1990).

        Alexander Michalowski has served as a director of the Company since March 1995. In 1995, he retired as President of Magneti Marelli, U.S.A. Inc., a wholly owned subsidiary of Fiat S.P.A. where he served in various capacities since 1981.

        Richard M. Wilbur has served as a director of the Company since 1994. Mr. Wilbur is a Certified Public Accountant and is a former Chairman of the Board of Liberty National Bank (since 1982).

        Timothy D. Pettit has served as a director of the Company since 1998. Mr. Pettit owns and serves as Vice President of Big Sky Distributors, LLC and Big Sky Holdings, LLC. He is a Certified Public Accountant and currently the Managing Partner of Raimondo Pettit Group, and was a former Managing Partner at BDO Seidman, LLP.

        BOARD COMMITTEES AND MEETINGS. The Company has standing Executive, Compensation and Audit Committees. The Board of Directors has no nominating committee.

        The Executive Committee, consisting of Messrs. Edelbrock, Thompson and Feles, has all authority, consistent with the Delaware General Corporation Law, as may be granted to it by the Board. Accordingly, the Executive Committee may have and may exercise all the powers and authority of the Board in the oversight of the management of the business and affairs of the Company, except that the Executive Committee will not have the power (except, to the extent authorized by a resolution of the Board) to amend the Company's Certificate of Incorporation or Bylaws, to fix the designations, preferences, and other terms of any preferred stock of the Company, adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend or recommend to the shareholders of the Company the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution.

        The Compensation Committee, consisting of Messrs. Edelbrock, Herbst, Michalowski, Wilbur, and Pettit, reviews executive salaries and administers the bonuses of the Company and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company. The Company's 1994 Incentive Equity Plan and 1994 Stock Option Plan for Non-Employee Directors are administered by a committee of the Board of Directors consisting of Messrs. Herbst, Michalowski, Wilbur, and Pettit. The Compensation Committee held four meetings during fiscal 2000.

        The Audit Committee, consisting of Messrs. Herbst, Pettit, Michalowski, and Wilbur, reviews the professional services to be provided by the Company's independent auditors. The Audit Committee also reviews the scope of the audit by the Company's independent auditors, the annual financial statements of the Company, the Company's system of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. The Audit Committee held three meetings during fiscal 2000.

        Director Nomination Procedures. The Bylaws provide that nominations for election of directors by the shareholders are to be made by the Board or by any shareholder entitled to vote in the election of directors generally. The Bylaws require that shareholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company not later than 60 days in advance of the meeting of shareholders; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by inclusion in a report filed with the Securities and Exchange Commission or furnished to shareholders, by mail, press release or otherwise, more than 75 days prior to the meeting, notice by the shareholders to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Bylaws further require that the notice by the shareholder set forth certain information concerning such shareholder and the shareholder's nominees, including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, the class and number of shares of the Company's stock owned or beneficially owned by such shareholder, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

        The Board of Directors held sixteen meetings during fiscal 2000. Mr. Michalowski attended fewer than 75% of the aggregate number of the fiscal 2000 meetings held of the Board of Directors and all committees on which he served as director.


                             EXECUTIVE COMPENSATION


        DIRECTOR EXPENSES. All non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to, serving on the Board or any Board Committee plus $500 per diem. Employee directors are not compensated.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee consists of five directors. Currently, the members of the Compensation Committee are Messrs. Herbst, Wilbur, Pettit, Michalowski, each non-employee directors of the Company, and Mr. Edelbrock, President and Chief Executive Officer of the Company. The Company's 1994 Incentive Equity Plan and 1994 Stock Option Plan for Non-Employee Directors are administered by a committee consisting of Messrs. Herbst, Michalowski, Pettit, and Wilbur. None of the executive officers of the Company serves as a director of another corporation in a case where an executive officer of such other corporation serves as a director of the Company.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Compensation Committee is comprised of five members (Messrs. Edelbrock, Herbst, Michalowski, Pettit, and Wilbur). The Compensation Committee is responsible for making recommendations to the Board of Directors regarding employee compensation. A committee of the Board of Directors consisting of Messrs. Herbst, Michalowski, Pettit, and Wilbur (all of which are members of the Compensation Committee) administers the Company's 1994 Incentive Equity Plan ("Incentive Plan") and 1994 Stock Option Plan for Non-Employee Directors (such committee together with the Compensation Committee shall be referred to as the "Committee" for purposes of this Report).

        In exercising its overall responsibility, the Committee's goal is to closely ally the interests of management and shareholders. The Committee members therefore believe that the short and long-term financial performance of the Company should be a key determinant of executive officer compensation. In addition, the members of the Committee believe that the Company's ability to attract and retain outstanding executive officers and other senior personnel in a highly competitive environment is extremely important to the future of the Company.

        Executive Compensation Policies. As determined by the Committee, an executive officer's total compensation package is comprised of three components:
(1) base salary, (2) bonuses and (3) stock options.

        The base salary and certain bonus arrangements for the Named Officers, on Page 8 of this document, with the exception of Messrs. Murray and Mayberry, are determined by employment agreements entered into between the Company and the respective executives. In considering base salary for executive officers and for purposes of determining annual base salary increases for those Named Officers with whom the Company has an employment agreement, the Committee considers a number of factors including the executive's level of responsibility, achievements, and present and future value to the Company relative to comparable positions at other companies in the specialty performance aftermarket parts industry.

        In addition to base salary, executive officers are eligible to receive annual bonuses, which may be determined at the discretion of the Board of Directors. In determining bonuses within its discretion, the Board, acting upon the recommendation of the Committee, will consider the overall operating performance of the Company during the period, as well as the position and responsibility of the executive and the executive's service and contributions to the Company during the year.

        In addition to salary and bonus, executives are also granted stock options including options under the Company's Incentive Plan. Stock options are intended to assist in encouraging executive officers as well as other key management employees to acquire a proprietary interest in the Company through ownership of its Common Stock. The Company views stock options as yet another method to bring together the interests of management and shareholders on a long-term basis. Strong financial performance by the Company over time can be expected to lead to stock price appreciation, enabling the Company's executives to participate in such appreciation, should it be realized.

        In considering which employees, including executive officers, who are to receive stock option grants, as well as the number of options to be granted, the Committee considers such employee's position and responsibility, the service, and accomplishment of such employee, the employee's present and future value to the Company, as well as the anticipated length of the employee's future value to the Company.

        Additional information concerning the salary, bonus and stock option grants for the Company's executive officers can be found in the tables appearing elsewhere in this Proxy Statement under the caption "Executive Compensation."

        Compensation of Chief Executive Officer. The existing compensation arrangements for the CEO are largely determined by an Employment Agreement entered into between Mr. Edelbrock and the Company. This agreement, which runs to June 30, 2004, provides for a base salary of $300,000 per year, with annual raises to be determined by the Committee or Board, and an annual bonus to be determined each year in good faith by the Committee or Board utilizing such factors as Mr. Edelbrock's performance and the Company's financial performance. For fiscal 2000, Mr. Edelbrock's base salary was equal to $368,120. The Committee determined to award Mr. Edelbrock with a bonus equal to $315,000 for fiscal year 2000 based upon Mr. Edelbrock's performance as CEO for the year and the Company's favorable financial performance for the year, which was evidenced by, among other things, substantial increase in revenue and net income over the previous fiscal year.



                                                 O. Victor Edelbrock, Chairman
                                                 Jerry Herbst
                                                 Richard M. Wilbur
                                                 Alexander (Mike) Michalowski
                                                 Timothy D. Pettit

        PERFORMANCE GRAPH. The below graph compares the five-year cumulative total return for Edelbrock common stock with the comparable cumulative return of two indexes. Since Edelbrock is a company within the NASDAQ National Market System, rules adopted by the Securities and Exchange Commission (the "Commission") require that the Company include in this Proxy Statement a line-graph presentation comparing cumulative shareholder returns on an indexed basis with the NASDAQ National Market System and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Dow Jones U.S. Other Auto Parts Index.





                                                  06/30/95  06/30/96  06/30/97  06/30/98  06/30/99  06/30/00
                                                 ----------------------------------------------------------

         Edelbrock Corporation                   $100.00   $129.63   $159.26   $130.56   $109.26   $ 74.84
         NASDAQ Composite Index                  $100.00   $127.56   $155.71   $205.41   $292.22   $432.31
         Dow Jones US Other Auto Parts Index     $100.00   $105.13   $132.05   $167.95   $152.56   $130.35








The graph above assumes $100 invested on June 30, 1995 in Edelbrock common stock and $100 invested at the same time in each of the above indexes. The comparison assumes that all dividends are reinvested.

        EXECUTIVE COMPENSATION. The following table sets forth the names of the persons who were, at the completion of the Company's most recent fiscal year on June 30, 2000 (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "Named Officers"). All of the Named Officers received their compensation shown in the following table from the Company for services to the Company and, in certain cases, subsidiary companies of the Company.


                           SUMMARY COMPENSATION TABLE


                                                                                     Long Term
                                                                                    Compensation
                                                         Annual Compensation        Stock Option
                                             Fiscal     ----------------------         Awards         All Other
Name and Principal Position                   Year       Salary        Bonus         (in shares)     Compensation
---------------------------                  ------     --------      --------      -------------    -----------
O.Victor Edelbrock                            2000      $368,120      $315,000             0           58,584(1)
   President and Chief Executive Officer      1999       350,635       315,000             0           58,705(1)
                                              1998       335,940       300,000             0           53,904(1)

Jeffrey L. Thompson                           2000       263,794       133,110             0            1,098(2)
   Executive Vice President,                  1999       251,207       126,788             0            1,008(2)
   Chief Operating Officer                    1998       241,342       120,750             0              908(2)


Ronald L. Webb                                2000       221,124        60,500             0                0
   Executive Vice-President,                  1999       221,080        55,000             0                0
   Edelbrock Foundry Corp.                    1998       210,575        45,400             0                0

Wayne P. Murray                               2000       159,815        43,900             0                0
   Vice-President of Manufacturing            1999       152,188        39,920             0                0
                                              1998       144,942        36,290             0                0

Jack B. Mayberry                              2000       127,312        11,330             0                0
   Vice-President of Research and             1999       121,243        10,300             0                0
   Development                                1998       116,406         9,350             0                0



---------------------

(1) This amount represents premiums paid on three life insurance policies on the life of Mr. Edelbrock.

(2) This amount represents premiums paid on two life insurance policies on the life of Mr. Thompson.

        OPTION GRANTS. There were no option grants made during the fiscal year ended June 30, 2000.

        OPTION EXERCISES AND FISCAL YEAR-END VALUES. Shown below is information with respect to unexercised options to purchase Common Stock of the Company granted in fiscal 2000 and prior years to the Named Officers.


                                                                                            Value of
                                                                Number of                  Unexercised,
                                                               Unexercised                In-the-Money
                                                               Options at                  Options at
                              Shares         Value          Fiscal Year-End(#)          Fiscal Year-End($)
                            Acquired on     Realized           Exercisable/                Exercisable/
    Name                    Exercise(#)       ($)              Unexercisable               Unexercisable
-----------------------    ------------     --------      ------------------------     ---------------------
O. Victor Edelbrock              0              0          28,125   /       0              $0   /   $   0
Jeffrey L. Thompson              0              0          42,500   /       0              $0   /   $   0
Ronald L. Webb                   0              0          27,053   /       0              $0   /   $   0
Wayne P. Murray                  0              0          17,405   /       0              $0   /   $   0
Jack B. Mayberry                 0              0           6,000   /   4,000              $0   /   $   0


        EMPLOYMENT AGREEMENTS. The Company has entered into an employment agreement with O. Victor Edelbrock for a term expiring on June 30, 2004, pursuant to which he will serve as President and Chief Executive Officer of the Company and President of Edelbrock Foundry Corp. The employment agreement provides for a base salary of $300,000 per year, with annual raises to be determined by the Compensation Committee or Board, and an annual bonus to be determined each year in good faith by the Compensation Committee or Board utilizing such factors as Mr. Edelbrock's performance and the Company's and Edelbrock Foundry Corp.'s financial performance. Upon termination of Mr. Edelbrock's employment during this term of the employment agreement for any reason other than "cause," death or voluntary termination, the Company will be obligated to make a lump sum severance payment in an amount equal to the then current annual base compensation plus an amount equal to the bonus paid for the year prior to such termination.

        The Company has also entered into similar employment agreements with Messrs. Thompson and Webb, each having a term expiring on June 30, 2004. Pursuant to their employment agreements, Messrs. Thompson and Webb are entitled to base salaries of $215,000 and $200,000, respectively. Messrs. Thompson and Webb will also be entitled to annual bonuses to be determined each year at the good faith discretion of the Compensation Committee or Board, utilizing such factors as such employee's performance and the financial performance of the Company.

        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. The following table sets forth certain information known to the Company, with respect to beneficial ownership of the Company's Common Stock as of September 15, 2000, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the Named Officers and (iv) all directors and officers of the Company. Except as listed below, based on information furnished by such owners, each person has sole investment and voting power with respect to such shares, subject to community property laws where applicable. The address of each of the 5% Shareholders named below is the Company's principal executive office.

                                                          Shares Beneficially
                                                               Owned (1)
                                                       --------------------------
                    5% SHAREHOLDERS                       Number         Percent
                                                       -----------     ----------
O. Victor Edelbrock, Jr.(2) ....................        2,604,164        51.3%
Nancy Edelbrock(3) .............................        2,604,164        51.3
Vic and Nancy Edelbrock Inter Vivos Trust,
    dated December 19, 1995(4) .................          771,625        15.2
Edelbrock Corp. Employee Stock
    Ownership Plan(5) ..........................          742,385        14.6
Wayne P. Murray(6) .............................          742,585        14.6
Christina Lee Edelbrock(7) .....................          801,520        15.8
Timothy D. Pettit(8) ...........................          742,385        14.6
Vic Edelbrock, Sr. Will Marital
    Deduction Fund(9) ..........................          801,500        15.8
Vic Edelbrock, Sr. Will Residuary Fund(10) .....          562,500        11.1

                DIRECTORS OTHER THAN
            MR. EDELBROCK AND MR. PETTIT
            ----------------------------
Cathleen Edelbrock-Ford(11) ....................           65,241         1.3
Aristedes T. Feles(12) .........................               29           *
Jerry Herbst ...................................            1,000           *
Jeffrey L. Thompson(13) ........................           20,751         0.4
Alexander (Mike) Michalowski ...................            1,000           *
Richard M. Wilbur ..............................            2,300           *

         NAMED OFFICERS OTHER THAN DIRECTORS
         -----------------------------------
Ronald L. Webb .................................            1,000           *
All Directors and Officers as a group
   (13 persons)(2)(3)(6)(11)(12)(13)(14) .......        3,197,310        63.0

-------------------------
*  Less than one percent.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Includes 771,625 shares owned by the Vic and Nancy Edelbrock Inter Vivos Trust, 160,039 shares attributable to Mr. Edelbrock's beneficial interest in the Edelbrock Corp. Employee Stock Ownership Plan ("ESOP"), 801,500 shares owned by the Vic Edelbrock, Sr. Will Marital Deduction Fund, 562,500 shares owned by the Vic Edelbrock, Sr. Will Residuary Fund, 51,420 shares owned by the Sean Michael Robb Trust, 51,410 shares owned by the Alexander Edelbrock Wilson Trust, 51,420 shares owned by the Courtney Isom Trust, 51,410 shares owned by the Carey Edelbrock Robb Trust, 51,420 shares owned by the Cathleen Edelbrock Trust and 51,410 shares owned by the Christina Edelbrock Wilson Trust. Mr. Edelbrock is the trustee of the above trusts. Mr. Edelbrock disclaims beneficial ownership of such shares owned by the Vic Edelbrock, Sr. Will Marital Deduction Fund, the Sean Michael Robb Trust, the Alexander Edelbrock Wilson Trust, the Courtney Isom Trust, the Carey Edelbrock Robb Trust, the Cathleen Edelbrock Trust and the Christina Edelbrock Wilson Trust.

(3) Includes 771,625 shares owned by the Vic and Nancy Edelbrock Inter Vivos Trust. Also includes 2,604,164 shares owned by other trusts of which Ms. Edelbrock's spouse, O. Victor Edelbrock, Jr., is trustee (see note 2). Ms. Edelbrock disclaims beneficial ownership of such shares.

(4) O. Victor Edelbrock, Jr. and Nancy Edelbrock are trustees of, and beneficiaries under, such trust.

(5) Wayne P. Murray, Christina Lee Edelbrock and Tim Pettit are trustees of the ESOP. The trustees disclaim beneficial ownership of such shares held by the ESOP except to the extent of 41,535 and 4,925 shares attributable to Mr. Murray's and Ms. Edelbrock's respective beneficial interests in the ESOP.

(6) Includes 742,385 shares held by the ESOP of which Mr. Murray is a trustee. Mr. Murray disclaims beneficial ownership of such shares except to the extent of 41,735 shares of which 41,535 shares are attributable to Mr. Murray's beneficial interest in the ESOP.

(7) Includes 742,385 shares held by the ESOP of which Ms. Edelbrock is a trustee. Ms. Edelbrock disclaims beneficial ownership of such shares except to the extent of 59,135 shares, of which 4,925 shares are attributable to Ms. Edelbrock's beneficial interest in the ESOP and 51,410 shares, which are attributable to Ms. Edelbrock's interest in the Christina Edelbrock Wilson Trust.

(8) Includes 742,385 shares held by the ESOP of which Mr. Pettit is a trustee. Mr. Pettit, who is a nominee to the Board of Directors and not an employee of the Company, disclaims beneficial ownership of such shares.

(9) O. Victor Edelbrock, Jr. is trustee of the trust. He disclaims beneficial ownership to such shares.

(10)    O. Victor Edelbrock, Jr. is trustee of such trust.

(11) Includes 10,021 shares attributable to Ms. Edelbrock-Ford's interest in the ESOP and 51,420 shares attributable to Ms. Edelbrock-Ford's interest in the Cathleen Edelbrock Trust.

(12) Includes 29 shares attributable to Mr. Feles' beneficial interest in the ESOP.

(13) Includes 20,251 shares attributable to Mr. Thompson's beneficial interest in the ESOP.

(14) Includes 231,882 shares attributable to the directors' and officers' beneficial interests in the ESOP.

2.      SELECTION OF AUDITORS

        The Board of Directors has appointed an Audit Committee, whose members and functions are described above under "Board Committees and Meetings." Upon recommendation of the Audit Committee, the Board of Directors has appointed the firm of Grant Thornton LLP as auditors for the current fiscal year. Grant Thornton LLP has served as auditors of the Company since fiscal year 1999. A proposal that the appointment of Grant Thornton LLP be ratified will be submitted to Shareholders at the meeting, and the Board of Directors recommends ratification of the appointment. O. Victor Edelbrock, as trustee of various trusts which in the aggregate own approximately 51.3% of the outstanding Common Stock, has informed the Company that such trusts intend to vote for ratification of the appointment of Grant Thornton LLP.

        The Audit Committee of the Company's Board of Directors has approved a policy which states that the Company's principal independent accountants may be engaged to perform any service normally provided by accounting firms to publicly held clients, provided that management is satisfied that the independence requirements of the American Institute of Certified Public Accountants and the Securities and Exchange Commission have been met. The Audit Committee, after reviewing compliance with this policy, has approved all services rendered.

        On February 8, 1999, the Company dismissed their independent auditors, BDO Seidman, LLP for the audit of fiscal year 1999. The decision to dismiss BDO Seidman, LLP as the Company's independent auditors was approved by the Audit Committee of the Company's Board of Directors. The reports of BDO Seidman, LLP on the Company's financial statements for the fiscal years ended June 30, 1998 and June 30, 1997 did not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles. In connection with its audits for the Company's two most recent fiscal years and through February 8, 1999, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company engaged Grant Thornton LLP as its independent accountant as of February 10, 1999. During the Company's two most recent fiscal years, and through February 10, 1999, the Company did not consult with Grant Thornton LLP as to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and the Company did not consult with Grant Thornton LLP as to any matter that was either the subject of a disagreement or reportable event.

        Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP.

                              SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before June 14, 2001 to be included in the Company's proxy statement and form of proxy relating to that meeting.

        Appropriate proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting without inclusion in the proxy statement must be received by the Company by August 28, 2001. If the date of the next Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the Annual Meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.



                             SOLICITATION OF PROXIES

        The Company will bear the costs of soliciting proxies from its shareholders on behalf of the Board of Directors. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.


                                        By Order of the Board of Directors



                                        Cathleen Edelbrock-Ford
                                        Vice-President of Advertising/Corporate
                                        Secretary

October 12, 2000

PROXY                                                                      PROXY

                              EDELBROCK CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints O. Victor Edelbrock and Jeffrey L. Thompson, and each of them, as attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote as designated below all shares of Common Stock of Edelbrock Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 15, 2000 or any adjournment thereof.

1.      ELECTION OF DIRECTORS            FOR all nominees listed below           WITHHOLD AUTHORITY
                                         (except as marked to the                to vote for all nominees below [ ]
                                         contrary below) [ ]

O. Victor Edelbrock, Jeffrey L. Thompson, Aristedes T. Feles, Cathleen
Edelbrock-Ford, Timothy D. Pettit, Jerry Herbst, Alexander Michalowski and
Richard M. Wilbur



2.      APPROVAL OF APPOINTMENT OF AUDITORS, GRANT THORNTON LLP                   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

4.      Place an "X" in the box if you plan on attending the shareholder meeting. [ ]

                                  CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 ON THE REVERSE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF CONTRARY DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

        The undersigned hereby ratifies and confirms all that said attorneys-in-fact and proxies shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournment thereof. The undersigned acknowledges receipt of notice of said meeting and the proxy statement accompanying such notice.


                                        Dated:                         , 2000
                                              -------------------------


                                        (Signature)



                                        (Signature)

                                        Please sign exactly as name(s) are
                                        shown. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name.

        PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN
                             THE ENCLOSED ENVELOPE.